Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in registration statements No. 333-226195, No. 333-233793, No. 333-233795, No. 333-238229, No. 333-239807, No. 333-268710 and No. 333-270769 on Form F-3, and registration statements No. 333-211478, No. 333-218538, No. 333-230584, No. 333-238481 and No. 333-264107 on Form S-8 of our report dated March 18, 2026, with respect to the consolidated financial statements of Purple Biotech Ltd. and its subsidiaries.

/s/ Somekh Chaikin

Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel

March 18, 2026